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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  Form 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  June 15, 2000

                                Universe2U Inc.
                                ---------------
            (Exact name of registrant as specified in its charter)


   Nevada                      333-86331                 88-0433489
   ------                      ---------                 ----------
(State or other           (Commission File No.)       (I.R.S. Employer
jurisdiction                                          Identification No.)
of incorporation)


  30 West Beaver Creek Rd. - Suite 109
     Richmond Hill, Ontario, Canada                           L4B 3K1
    ------------------------------                            -------
(Address of principal executive offices)                     (Zip Code)


  Registrant's telephone number, including area code:  (905) 881-3284


                           Paxton Mining Corporation
                          --------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  Changes in Registrant's Certifying Accountant.

Effective June 15, 2000, Universe2U Inc. (the "Company") appointed Moore Stephens Cooper Molyneux LLP ("Moore Stephens") as its independent public accountants. Moore Stephens replaces Williams & Webster, P.S. ("Williams & Webster") as the Company's auditors. The Company dismissed Williams & Webster effective June 15, 2000. The change in independent public accountants was approved by the Board of Directors of the Company. There were no disagreements with the former accountants during the Company's fiscal year ending June 30, 1999 nor any subsequent period preceding the date of change. The Williams & Webster's report on the financial statements of the Company for the year ended June 30, 1999, did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern. During the term of Williams & Webster's engagement, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Prior to retaining Moore Stephens, the Company had not consulted with Moore Stephens regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements nor with respect to any matter that was the subject of a disagreement with the Company's prior accountants.

ITEM 7.  Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c) The exhibits filed as part of this report are listed below and are attached to this report as indicated.

Exhibit No.
-----------

16   Letter re: Change in Certifying Accountant


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 14, 2000


                                       UNIVERSE2U INC.


                                       By: /s/ Kim Allen
                                           ----------------
                                           Kim Allen
                                           President